UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016

VAPOR HUB INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada

 (State or other jurisdiction of incorporation)

000-55363	27-3191889
(Commission File Number)	(IRS Employer Identification No.)

1871 Tapo Street

Simi Valley, CA 93063

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (805) 309-0530

N/A

 (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Note Settlement Agreement

On February 19, 2016, Vapor Hub International Inc. (the “Company”) entered into an Amendment to Note Settlement Agreement (the “Settlement Agreement Amendment”) with Typenex Co-Investment, LLC (the “Investor”).  The Settlement Agreement Amendment relates to the Note Settlement Agreement (the “Original Agreement”) entered into between the parties on December 18, 2015.

The Original Agreement, as amended by the Settlement Agreement Amendment, relates to the Secured Convertible Promissory Note issued on November 4, 2014 in the original principal amount of $1,687,500.00 (the “November Note”) pursuant to that certain Securities Purchase Agreement dated November 4, 2014 by and between the Investor and the Company (the “November Purchase Agreement”, and together with the November Note and all other documents entered into in conjunction therewith, the “November Transaction Documents”). The Original Agreement, as amended, also relates to the Promissory Note issued on June 4, 2015 in the original principal amount of $245,000.00 (the “June Note”, and together with the November Note, the “Notes”) pursuant to that certain Note Purchase Agreement dated June 4, 2015 (the “June Purchase Agreement” and together with the June Note and all other documents entered into in conjunction therewith, the “June Transaction Documents” and together with the November Transaction Documents, the “Transaction Documents”).

The Original Agreement, as amended by the Settlement Agreement Amendment, restructures the payment provision of the Notes.  The Settlement Agreement Amendment restructures the payment provisions contained in the Original Agreement and provides that the Company is to make the following payments to Investor notwithstanding the terms of the Notes (the “Restructure”): (a) a cash payment in the amount of $35,000.00 payable upon execution of the Settlement Agreement Amendment together with 918,386 shares of the Company’s common stock (subject to adjustment as described in the Settlement Agreement Amendment) based on a note conversion amount of $15,000.00 and a conversion price of $0.016333, which shares are to be issued and delivered pursuant to the terms of the Settlement Agreement Amendment and (b) a cash payment on or before March 15, 2016 in the amount of $35,000.00 together with shares of the Company’s common stock based on a note conversion amount of $15,000.00 and a conversion price to be determined in accordance with the Notes, which shares are to be issued and delivered pursuant to the terms of the Settlement Agreement Amendment; and (c) a payment equal to the remaining aggregate outstanding balance of the Notes on or before April 15, 2016, which payment must be made in cash (collectively, the “Note Payments”). Unless specified otherwise by Investor in a written notice delivered to Company, all Note Payments shall be applied first against the outstanding balance of the November Note until the November Note has been paid in full and thereafter against the June Note until the June Note is paid in full.

As consideration for Investor’s agreement to enter into the Settlement Agreement Amendment, the Company agreed to pay Investor a restructuring fee of $2,500.00.

Upon satisfaction of the Company’s obligations under the Original Agreement, as amended, the Company shall be deemed to have paid the entire outstanding balance of the Notes in full and shall have no further obligations under either Note. In addition, subject to the Company’s compliance with the terms and conditions of the Original Agreement, as amended, the Investor waives the default caused by the non-payment of the June Note on December 4, 2015.

In the event that the Company fails to comply with the conditions of the Original Agreement, as amended by the Settlement Agreement Amendment, the Restructure, the waiver of the June Note default, and all other accommodations given in the Original Agreement, as amended, will be deemed withdrawn and the Investor will be entitled to all remedies available to it as provided in the Notes, the other Transaction Documents, and the Original Agreement, as amended.

Amendment to Promissory Note

On February 19, 2016, the Company entered into an Amendment to Promissory Note with Iliad Research and Trading L.P., an affiliate of the Investor (the “Note Amendment”).  The Note Amendment relates to the Promissory Note issued on August 12, 2015 in the original principal amount of $245,000 which was scheduled to mature on February 12, 2016.  The Note Amendment extends the maturity date of the note to April 12, 2016 and increases the principal amount of the note by $2,500 as consideration for the extension.

The foregoing summaries of the Settlement Agreement Amendment and Note Amendment do not purport to be complete and are qualified in their entirety by references to the full text of such agreements, which are attached as Exhibits 10.1 and 10.2 hereto.

Item 3.02   Unregistered Sales of Equity Securities.

Pursuant to the Settlement Agreement Amendment, the Company issued to Investor 918,386 shares of the Company’s common stock and will be required to issue an unknown number of additional shares of common stock in accordance with the terms of the Settlement Agreement Amendment.  The shares are being issued to Investor in reliance upon the exemption from registration provided by Rule 144 of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1	Amendment to Note Settlement Agreement dated February 19, 2016 by and between Vapor Hub International Inc. and Typenex Co-Investment, LLC.
10.2	Amendment to Promissory Note dated February 19, 2016 by and between Vapor Hub International Inc. and Iliad Research and Trading, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR HUB INTERNATIONAL INC.

Date:	February 25, 2016	By:	/s/ Lori Winther
Lori Winther
Chief Financial Officer

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